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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 28, 2000, with respect to the financial statements of The Lightspan Partnership, Inc., and October 28, 1999, with respect to the financial statements of Academic Systems Corporation, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-90103) and the related prospectus of The Lightspan Partnership, Inc. for the registration of shares of its common stock.


                                             /s/ ERNST & YOUNG LLP

San Diego, California
February 6, 2000